                                   EXHIBIT 21



Subsidiaries of the Company:



Name                                                     State of Incorporation
----                                                     ----------------------
MFP, Inc.                                                Tennessee
SAH Acquisition Corporation                              Tennessee
Broadcast, Cable and Satellite Technologies, Inc.        Texas
SAH Acquisition Corporation II                           Tennessee
Urban Broadcasting Systems                               Texas
Collector's Edge of Tennessee, Inc.                      Tennessee
SATH Partners LLP                                        Tennessee